                            VANGUARD WORLD FUNDS --

                           VANGUARD U.S. GROWTH FUND

                     INVESTMENT ADVISORY AGREEMENT ADDENDUM


                          EFFECTIVE SEPTEMBER 1, 1998



     This Addendum amends Section 7 of the Investment Advisory Agreement dated April 1, 1993 between VANGUARD WORLD FUNDS (the "Fund," formerly known as "Vanguard World Fund, Inc.") and LINCOLN CAPITAL MANAGEMENT COMPANY (the "Adviser").



     1. NEW FEE SCHEDULE. The Fund will compensate the Adviser according to the following fee schedule:


                                   BASIC FEE

ASSETS MANAGED                                        ANNUAL RATE
--------------                                        -----------
First $25 million.................................       0.40%
Next $125 million.................................       0.35%
Next $350 million.................................       0.25%
Next $500 million.................................       0.20%
Next $1.5 billion.................................       0.15%
Next $12.5 billion................................       0.10%
Over $15 billion..................................       0.08%


     2. NO EFFECT ON OTHER PROVISIONS. Except for the fee schedule revisions described above, all provisions of the Investment Advisory Agreement dated April 1, 1993 remain in full force and effect.



ATTEST:                                        VANGUARD WORLD FUNDS

---------------------------------------------  ---------------------------------------------
                                               President, Chief Executive Officer      Date
                                               & Chairman of the Board

ATTEST:                                        LINCOLN CAPITAL MANAGEMENT COMPANY

---------------------------------------------  ---------------------------------------------
                                               Chief Executive Officer                 Date
                                               & Managing Director